                                                                    Exhibit 23.1
                                                                    ------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-88624, No. 333-67535, No. 333-63699, and No. 333-
89551) and Form S-3 (No. 333-60877) and in the related Prospectuses, of our report, dated January 20, 2000, relating to the consolidated financial statements of C&F Financial Corporation and subsidiary, included in the 1999 Annual Report of Shareholders and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1999.


                                             /s/ Yount, Hyde & Barbour, P.C.
Winchester, Virginia
March 22, 2000